   As filed with the Securities and Exchange Commission on December 23, 1996

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                                  LASON, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                       38-3214743
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)


                            1305 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                           TELEPHONE: (810) 597-5800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ---------------------------------

                             1995 STOCK OPTION PLAN

                        -------------------------------
                           (Full title of the plans)

                    GARY L. MONROE, CHIEF EXECUTIVE OFFICER
                            1305 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                           TELEPHONE: (810) 597-5800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                            LAURENCE B. DEITCH, ESQ.
                              FRED B. GREEN, ESQ.
                              SEYBURN, KAHN, GINN,
                         BESS, DEITCH AND SERLIN, P.C.
                          2000 TOWN CENTER, SUITE 1500
                        SOUTHFIELD, MICHIGAN 48075-1195

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                        Proposed Maximum     Proposed Maximum
Titles of Securities  Amount to be      Offering Price Per   Aggregate Offering       Amount of
to be Registered      Registered (1)         Share                 Price           Registration Fee
---------------------------------------------------------------------------------------------------
    Common Stock       1,012,500 shares     $8.57 (2)           $8,675,665.20 (2)      $2,628.73
    ($0.01 par value)


       (1) Indicates (i) the number of shares of Common Stock, $0.01 par value ("Common Stock") authorized and reserved for issuance and which may be sold upon the exercise of options which previously have been granted and/or may be granted to certain persons under the Lason, Inc. 1995 Stock Option Plan (1,000,000 shares) and (ii) the number of shares of Common Stock authorized and reserved for issuance and which may be sold upon the exercise of an option granted to Donald M. Gleklen, Director of the Company, at the time he became a Director of the Company (12,500 shares). Pursuant to Rule 416(a), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with terms of the above-referenced plans which provide for changes in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

       (2) Estimated solely for the purpose of computing the registration fees as follows: (i) as to 779,020 shares now under option on the basis of the aggregate price at which such shares may be purchased by optionees; and (ii) as to 233,480 shares for which options have not yet been granted on the basis of the average of the high and low prices for the Common Stock on the Nasdaq National Market System on December 19, 1996 of $19.63.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

Not filed with the Registration Statement


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not filed with the Registration Statement.



           PART II  - INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by Lason, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         1. The Company's prospectus dated October 9, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
         2. The Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996.
         3. The description of the Company's common stock, par value $0.01 per share, contained in the registration statement on Form 8-A of the Company (Commission File No. 0-21407) filed under the Securities and Exchange Act of 1934 and declared effective on October 8, 1996.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock offered under the 1995 Stock Option Plan and the Stock Option Agreement will be passed upon for the Company by Seyburn, Kahn, Ginn, Bess, Deitch & Serlin, P.C., 2000 Town Center, Suite 1500, Southfield, Michigan 48075. Until August 6, 1996, Laurence

B. Deitch, a shareholder of the firm, served as Trustee of the Joseph Jonathan Yanover and Jennifer D. Yanover Irrevocable Trust Dated January 5, 1993, which owns approximately 4.8% of the Common Stock of the Company. Mr. Deitch is also an Assistant Secretary of the Company and some of its subsidiaries. In the aggregate, the attorneys of Seyburn, Kahn, Ginn, Bess, Deitch & Serlin, P.C. own 1,200 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Pursuant to Section 145, the Company may purchase insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such, including liabilities under the Securities Act.

The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers of the company to the fullest extent permitted by Section 145.

In that regard, the Amended and Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

ITEM 7.  EXEMPTION FROM REGISTRATION.

Not applicable.


ITEM 8.  EXHIBITS.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:


Exhibit Number                Description of Document
--------------                -----------------------
    4.1                       Form of Amended and Restated Certificate of
                              Incorporation of Registrant (incorporated herein
                              by reference to Exhibit 3.1 of Registrant's
                              Registration Statement on Amendment No. 4 to Form
                              S-1 dated October 7, 1996, Commission File No.
                              333-09799).

    4.2                       Form of Amended and Restated Bylaws of
                              Registrant (incorporated herein by reference to Exhibit 3.2 of Registrant's Registration
                              Statement on Amendment No. 4 to Form S-1 dated
                              October 7, 1996, Commission File No. 333-09799).

    5                         Opinion and Consent of Seyburn, Kahn, Ginn,
                              Bess, Deitch & Serlin, P.C. as to the legality of the securities being registered.

    23.1                      Consent of Coopers  & Lybrand L.L.P.,
                              independent auditors.

    23.2                      Consent of Seyburn, Kahn, Ginn, Bess, Deitch
                              & Serlin, legal counsel (contained in Exhibit 5).

    24 Powers of Attorney (contained in the signature pages of this Registration Statement).



Exhibit Number                Description of Document
--------------                -----------------------
     99.1                     1995 Stock Option Plan of Registrant
                              (incorporated herein by reference to Exhibit
                              10.11 of Registrant's Registration Statement on
                              Amendment No. 4 to Form S-1 dated October 7,
                              1996, Commission File No. 333-09799).

     99.2 Stock Option Agreement dated August 7, 1995 by and between Registrant and Donald Gleklen
                              (incorporated herein by reference to Exhibit
                              10.14 of Registrant's Registration Statement on
                              Amendment No. 4 to Form S-1 dated October 7,
                              1996, Commission File No. 333-09799).

     99.3 Amendment to Employee Stock Option Agreement by and between Registrant and Donald Gleklen
                              (incorporated herein by reference to Exhibit
                              10.36 of Registrant's Registration Statement on
                              Amendment No. 4 to Form S-1 dated October 7,
                              1996, Commission File No. 333-09799).

     99.4                     Form of Employee Stock Option
                              Agreement by and between the Company and Mr.
                              Monroe dated December 17, 1996.

     99.5                     Form of Employee Stock Option
                              Agreement by and between the Company and Mr.
                              Rauwerdink dated December 17, 1996.

     99.6                     Form of Employee Stock Option
                              Agreement by and between the Company and Mr.
                              Jablonski dated December 17, 1996.

     99.7                     Form of Employee Stock Option
                              Agreement by and between the Company and Mr.
                              Newman dated December 17, 1996.

ITEM 9.  UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on December 23, 1996.

                                              LASON, INC.

                                              By:  /s/ Gary L. Monroe
                                                   -------------------------
                                                       Gary L. Monroe
                                                       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December ___, 1996, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Gary L. Monroe, Allen J. Nesbitt and William J. Rauwerdink, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


SIGNATURE                                       CAPACITY
---------                                       --------


/s/ Robert A. Yanover                          Chairman of the Board
----------------------
Robert A. Yanover



                      (SIGNATURES CONTINUED ON NEXT PAGE)

 /s/ Gary L. Monroe
---------------------------
Gary L. Monroe                    Chief Executive Officer (principal executive
                                  officer) and Director

 /s/ Allen J. Nesbitt
---------------------------
Allen J. Nesbitt                  President and Director


 /s/  William J. Rauwerdink
---------------------------
William J. Rauwerdink             Executive Vice President, Chief Financial
                                  Officer, Treasurer and Secretary (principal
                                  financial and accounting officer)

 /s/  Donald M. Gleklen
---------------------------
Donald M. Gleklen                 Director

---------------------------
Bruce V. Rauner                   Director

---------------------------
Joseph P. Nolan                   Director

                                 EXHIBIT INDEX




Exhibit Number  Description of Document
--------------  -----------------------
 5              Opinion and consent of  Seyburn, Kahn, Ginn,
                Bess, Deitch & Serlin, P.C., legal counsel

 23.1           Consent of Coopers & Lybrand, L.L.P.,
                independent auditors

 99.4           Form of Employee Stock Option Agreement by and between the Company and Mr.
                Monroe dated December 17, 1996.

 99.5           Form of Employee Stock Option Agreement by and between the Company and Mr.
                Rauwerdink dated December 17, 1996.

 99.6           Form of Employee Stock Option Agreement by and between the Company and Mr.
                Jablonski dated December 17, 1996.

 99.7           Form of Employee Stock Option Agreement by and between the Company and Mr.
                Newman dated December 17, 1996.